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                                                                   EXHIBIT 10.58

                                                                     ORIGINAL

Recording Requested by
and When Recorded, Return To:

Pillsbury Madison & Sutro
725 S. Figueroa Street, Suite 1200
Los Angeles, CA 90017-2513
Attention: Michael E. Meyer, Esq.


                    NONDISTURBANCE AND ATTORNMENT AGREEMENT

        THIS NONDISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") is made and entered into as of the 26 day of September, 1997, by and between the State of California Department of Parks and Recreation ("State") and Sea View Restaurants, Inc., a California Corporation ("Sea View").

                                    RECITALS

        WHEREAS, State is the owner of that certain real property located in the City of Los Angeles and commonly referred to as Will Rogers State Beach; and

        WHEREAS, State and the City of Los Angeles ("City") entered into that certain "Agreement Between the State of California and City of Los Angeles", dated December 30, 1948 (the "State/City Agreement"), which: (i) provides for the City to operate Will Rogers State Beach for park playground and recreational purposes, (ii) authorizes the City to grant concessions on said beach and (iii) terminates, absent a renewal or extension, on January 31, 1999; and

        WHEREAS, City and the County of Los Angeles ("County") entered into that certain "Joint Powers Agreement Between the City of Los Angeles and the County of Los Angeles Providing For Lifeguard and Maintenance Services To Be Rendered By The County On Beaches Located Within The City", dated May 20, 1975, and that certain "Amendment No. 1 To Joint Powers Agreement No. 25273", dated August 18, 1987, (collectively, the "City/County Agreement") which specifically pertains to Will Rogers State Beach and which further; (i) requires the County to provide lifeguard and maintenance service and authorizes it to award beach-oriented concessions and, (ii) provides that it shall terminate as to Will Rogers State Beach in the event that the State/City Agreement itself terminates; and

        WHEREAS, the County has received permission from State to grant a concession agreement to Sea View, for a term of twenty years commencing on November 1, 1997 and terminating on October 31, 2017, for restaurant and parking



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services, (the "Concession Agreement"), a true and correct copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference, on the specified portion of Will Rogers State Beach described in Exhibit "B" which is attached hereto and incorporated herein by this reference (the "Concession Premises"); and

     WHEREAS, Sea View desires to obtain assurances from the State that, in the event that State regains direct operational control of the Concession Premises at any time after the execution of this Agreement and County thereafter for any reason does not have the right to continue to administer the Concession Agreement, then the Concession Agreement shall not terminate and the State shall recognize and allow Sea View to conduct its authorized concession activities on the Concession Premises pursuant to the terms of the Concession Agreement during the then-remaining portion of its twenty year term; and

     WHEREAS, Sea View further desires to obtain assurances from the State that, in the event that State renews or extends the State/City Agreement beyond its current January 31, 1999 termination date or enters into a new operating agreement with any other party for the Concession Premises after the date of this Agreement and County thereafter for any reason does not have the right to continue to administer the Concession Agreement, then the Concession Agreement shall not terminate and the State shall cause the City or other party having operational control of the Concession Premises to recognize and allow Sea View to conduct its authorized concession activities on the Concession Premises pursuant to the terms of the Concession Agreement during the then-remaining portion of its twenty year term; and

     WHEREAS, the State is willing to provide Sea View with the assurances referred to in the two immediately preceding recitals so long as Sea View is in compliance with the terms of the Concession Agreement and agrees to fully attorn to the State, City or other party, as applicable.

     NOW THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and for and in consideration of the recitals and covenants herein set forth, State and Sea View agrees as follows:

     1. If, following the execution of this Agreement, State regains direct operational control of the Concession Premises and County thereafter for any reason does not have the right to continue to administer the Concession Agreement, then the Concession Agreement shall not terminate and State shall perform the obligations and receive the benefits of the County under said agreement and shall recognize Sea View as its concessionaire and shall allow Sea View to conduct its authorized concession activities on the Concession Premises pursuant and subject to the terms of said agreement during the then-remaining portion of its twenty year term.

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        2.      If, following the execution of this Agreement, State renews or extends the State/City Agreement beyond its current January 31, 1999 termination date or enters into a new operating agreement with any other party for the Concession Premises and County thereafter for any reason does not have the right to continue to administer the Concession Agreement, then the Concession Agreement shall not terminate and State shall cause City or other party having operational control of the Concession Premises, as applicable, to perform the obligations and receive the benefits of the County under said agreement and to recognize Sea View as its concessionaire and allow Sea View to conduct its authorized concession activities on the Concession Premises pursuant and subject to the terms of said agreement during the then-remaining portion of its twenty year term.

        3. The foregoing covenants of State are expressly conditioned upon the covenant of Sea View to fully attorn to, be liable to and recognize State, City or other party, as applicable, as the successor to County under the Concession Agreement for the then-remaining term of said agreement upon and subject to all of its terms and conditions. Such attornment shall be self-operative without the execution of any further documents; however, at the request of State, City or other party, as applicable, Sea View agrees to execute any instruments to confirm the foregoing provisions and to incorporate in the Concession Agreement at the time of attornment by reference and abide by the provisions set forth in Public Resources Code Section 5080.18, as that section may from time to time be amended, or any successor law governing the administration of concession contracts by State, but only insofar as such amendments or successor law eliminate, reduce or otherwise inconsequentially revise the requirements of Section 5080.18 as they exist on November 1, 1997. State hereby agrees that the Concession Agreement, as set forth in Exhibit A, specifically meets the requirements currently enumerated in subsections (a),
(c), (e) and (g) of said Section 5080.18. The foregoing covenants of State are further expressly conditioned upon the condition that Sea View be in compliance with all material terms of the Concession Agreement at the time that the State, City or other party would, pursuant to this Agreement, succeed to the interest of County under the Concession Agreement.

        4. Notwithstanding anything to the contrary contained in this Agreement, the foregoing covenants of State shall not apply to any situation where County's loss of its right to administer the Concession Agreement as to all or any portion of the Concession Premises, is due to a Condemnation as defined by, and in accordance with, the provisions of the Concession Agreement.

        5. This Agreement shall bind and inure to the benefit of the successors and assigns of State and Sea View, including without limitation any County approved and permitted assignee of Sea View under the terms of the Concession Agreement. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any

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respect, such invalidity, illegality or unenforceable shall not affect any of the other provisions of this Agreement, but this Agreement shall be construed as if such invalid illegal or unenforceable provision was not contained herein. This Agreement may not be modified orally or in any manner other than by a written agreement signed by the parties hereto or their respective successors or assigns. This Agreement shall be governed by and construed according to the laws of the State of California.

          6. In the event the State, City or any other party succeeds to the rights and obligations of the County under the Concession Agreement pursuant to paragraphs 1 or 2, hereof, then the State, City or other party, as applicable, and Sea View shall relieve the County of any further responsibility for performance of those obligations of County under the Concession Agreement which accrue on or after the date that the State, City or other party, as applicable, succeeds to the rights and obligations of County.


          7. This Agreement may be executed in counterparts, all of which when taken together shall constitute one and the same instrument.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in manner and form sufficient to bind them, as of the day and year first above written.


                         SEA VIEW RESTAURANTS, INC.
                         A California Corporation

                         By        [SIG]
                           ----------------------------------
                         Its  President
                            ---------------------------------


                         STATE OF CALIFORNIA
                         DEPARTMENT OF PARKS AND RECREATION

                         By        [SIG]
                           ----------------------------------
                         Its  Deputy Director
                            ---------------------------------


APPROVED AS TO FORM

By TIMOTHY LA FRANCHI
  ----------------------------------                   [SEAL]
  Timothy La Franchi
  Department of Parks and Recreation